Exhibit 99.1

Avalon GloboCare Provides Third Quarter 2018 Business Update;

Reports 30% Increase in Revenues

FREEHOLD, NJ – November 13, 2018 – Avalon GloboCare Corp. (NASDAQ: AVCO), a leading global developer of cell-based technologies, today announced financial results and provided a business update for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights:

•	Revenues increased 30% to $413,503 for the third quarter ended September 30, 2018;
•	Cash at September 30, 2018 was $3.8 million;
•	Total assets increased to approximately $15.0 million while total liabilities decreased to approximately $2.2 million;
•	Formed a new wholly owned U.S. subsidiary, Avactis Biosciences, Inc., focused on accelerating commercial activities related to cellular therapies, including regenerative medicine with stem/progenitor cells as well as cellular immunotherapy including CAR-T, CAR-NK, TCR-T and others;
•	Appointed prominent Life Science M&A attorney Steven Sanders to the Board of Directors;
•	Formed a strategic partnership with Weill Cornell’s cGMP cellular therapy facility and laboratory for advanced cellular engineering to co-develop technologies and bio-production of CAR-T therapy;
•	Appointed former Medical Director at M.D. Anderson Cancer Center, Dr. James L. Gajewski, to head scientific and clinical advisory board;
•	Commenced operation of Epicon Biotech Co. Ltd., a joint venture with Jiangsu Unicorn Biological Technology Co. Ltd., to establish a provincial network of translational cellular therapies and bio-banking programs.

David Jin, M.D., Ph.D., CEO and President of Avalon GloboCare Corp., commented, “This has been a very busy quarter, as we continue to advance our cell-based therapies and regenerative medicine platform. In July, we formed a new wholly owned U.S. subsidiary, Avactis Biosciences, Inc., which will be taking on specific roles in CAR-T bio-manufacturing, standardization, and bio-banking for the LuDaopei Hospital network and other affiliated hospitals. Our proprietary, breakthrough technologies have the potential to revolutionize the manufacturing and therapeutic options for cancer patients, particularly in hematologic malignancies (such as B-ALL and non-Hodgkin Lymphoma). Our plan is to establish a unique, full-suite, integrated system for CAR-T bio-manufacturing, standardization, international multi-centered clinical studies, and intelligent bio-banking. In addition, we have formed a strategic partnership with Weill Cornell’s cGMP cellular therapy facility and laboratory for advanced cellular engineering. This strategic partnership will synergize Weill Cornell’s world-class cGMP cellular therapy facility and our immense clinical resources at the LuDaopei hospital network to accelerate innovative CAR-T technology development, standardization in bio-manufacturing process, as well as knowledge exchange in CAR-T and other cellular therapies.”

“During the quarter, we commenced operation of Epicon Biotech Co. Ltd., a joint venture with Jiangsu Unicorn Biological Technology Co. Ltd., to establish the world’s largest aqueous humor derived exosome bio-bank to advance the next-generation of diagnosis and therapeutics for ophthalmologic diseases. Epicon occupies a 16,000 square foot, state-of-the-art Good Manufacturing Practice (GMP) laboratory space for processing, biobanking and preparation of clinical-grade products for cellular therapy. Epicon plays an essential role in facilitating standardized GMP laboratory platform for our subsidiaries- GenExosome Technologies and Avactis Biosciences. This state-of-the-art platform serves well to accelerate our international programs in exosome technology, cellular therapeutics and bio-banking.”

“Finally, we are very pleased to have successfully uplisted to the NASDAQ Capital Markets last week. Listing on NASDAQ provides us greater exposure within the investment community as we execute on key upcoming milestones. Towards this end we appointed two high-profile independent board members, which reinforces our commitment to the highest levels of corporate governance. We also appointed Dr. James Gajewski to head our Scientific and Clinical Advisory Board. Mr. Gajewski will aid our mission of accelerating translational research, clinical development, and commercialization of cellular technologies and therapeutics,” concluded Dr. Jin.

Revenues for the third quarter ended September 30, 2018 were $413,503 versus $317,450 for the third quarter ended September 30, 2017. The increase in revenues was due to development services and sales of developed products, and medical related consulting services. Operating loss for the third quarter ended September 30, 2018 was $2.4 million versus operating loss of $0.7 million for third quarter ended September 30, 2017, which reflects increased SG&A expenses to support the anticipated growth, as well as an increase in public company expenses in advance of the planned listing on a national exchange. Net loss attributable to Avalon GloboCare Corp. common shareholders for the third quarter ended September 30, 2018 was $2.3 million or ($0.03) earnings per share, versus net loss attributable to Avalon GloboCare Corp. common shareholders of $0.7 million or ($0.01) earnings per share for the third quarter ended September 30, 2017.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: AVCO) is a global intelligent biotech developer and healthcare service provider dedicated to promoting and empowering high impact, transformative cell-based /technologies and their clinical applications, as well as healthcare facility management through its core platforms, namely "Avalon Cell" and "Avalon Rehab." In addition, Avalon provides strategic advisory and outsourcing services to facilitate and enhance their clients' growth, development, as well as competitiveness in both domestic and global healthcare markets. Avalon also engages in the management of stem cell banks and specialty clinical laboratories. Through its U.S. subsidiaries, namely GenExosome Technologies Inc. and Avactis Biosciences Inc., Avalon will further establish our leading roles in the fields of CAR-T therapy, liquid biopsy, precision medicine and regenerative medicine.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:
Avalon GloboCare Corp.
4400 Route 9, Suite 3100

Freehold, NJ 07728
PR@Avalon-GloboCare.com

Investor Relations:
Crescendo Communications, LLC
Tel: (212) 671-1020
avco@crescendo-ir.com

(tables follow)

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,810,139	$3,027,033
Accounts receivable, net of allowance for doubtful accounts	134,319	10,179
Accounts receivable - related party, net of allowance for doubtful accounts	214,665	—
Tenants receivable, net of allowance for doubtful accounts	51,244	38,469
Security deposit	418,464	6,916
Security deposit - related party	291,163	—
Inventory	27,427	2,667
Prepaid expenses and other current assets	364,655	149,713

Total Current Assets	5,312,076	3,234,977

NON-CURRENT ASSETS:
Security deposit - noncurrent portion	—	25,322
Prepayment for long-term assets	—	153,688
Property and equipment, net	271,526	48,029
Investment in real estate, net	7,920,912	7,623,757
Intangible assets, net	1,337,582	1,583,260

Total Non-current Assets	9,530,020	9,434,056

Total Assets	$14,842,096	$12,669,033

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$106,331	$29
Accrued liabilities and other payables	657,815	124,064
Accrued liabilities and other payables - related parties	3,873	39,927
Deferred rental income	3,525	12,769
Loan payable	—	1,500,000
Interest payable	50,137	138,110
VAT and other taxes payable	13,218	2,997
Tenants’ security deposit	73,400	92,288
Due to related party	250,000	450,000
Refundable deposit	—	3,000,000

Total Current Liabilities	1,158,299	5,360,184

NON-CURRENT LIABILITIES:
Loan payable - noncurrent portion	1,000,000	—

Total Non-current Liabilities	1,000,000	—

Total Liabilities	2,158,299	5,360,184

Commitments and Contingencies - (Note 19)

EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $0.0001 par value; 490,000,000 shares authorized; 73,560,751 shares issued and 73,040,751 shares outstanding at September 30, 2018; 70,278,622 shares issued and outstanding at December 31, 2017	7,356	7,028
Additional paid-in capital	22,822,878	11,490,285
Less: common stock held in treasury, at cost; 520,000 and 0 shares at September 30, 2018 and December 31, 2017, respectively	(522,500)	—
Accumulated deficit	(8,638,297)	(3,517,654)
Statutory reserve	6,578	6,578
Accumulated other comprehensive loss - foreign currency translation adjustment	(229,260)	(91,994)
Total Avalon GloboCare Corp. stockholders’ equity	13,446,755	7,894,243
Non-controlling interest	(762,958)	(585,394)

Total Equity	12,683,797	7,308,849

Total Liabilities and Equity	$14,842,096	$12,669,033

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	For the Nine Months Ended September 30, 2018	For the Nine Months Ended September 30, 2017
REVENUES
Real property rental	$272,444	$315,284	$847,939	$537,538
Medical related consulting services - related parties	71,398	2,166	213,394	220,949
Development services and sales of developed products	69,661	—	156,176	—
Total Revenues	413,503	317,450	1,217,509	758,487

COSTS AND EXPENSES
Real property operating expenses	190,899	180,722	597,114	342,576
Medical related consulting services - related parties	64,196	47,033	188,911	271,845
Development services and sales of developed products	40,386	—	98,999	—
Total Costs and Expenses	295,481	227,755	885,024	614,421

REAL PROPERTY OPERATING INCOME	81,545	134,562	250,825	194,962
GROSS PROFIT (LOSS) FROM MEDICAL RELATED CONSULTING SERVICES	7,202	(44,867)	24,483	(50,896)
GROSS PROFIT FROM DEVELOPMENT SERVICES AND SALES OF DEVELOPED PRODUCTS	29,275	—	57,177	—

OTHER OPERATING EXPENSES:
Selling expenses	—	148	—	15,138
Advertising expenses	150,548	—	150,548	—
Compensation and related benefits	569,915	468,837	1,596,181	857,237
Professional fees	1,449,768	186,208	2,614,565	566,131
Other general and administrative	327,209	92,421	878,582	245,080

Total Other Operating Expenses	2,497,440	747,614	5,239,876	1,683,586

LOSS FROM OPERATIONS	(2,379,418)	(657,919)	(4,907,391)	(1,539,520)

OTHER INCOME (EXPENSE)
Interest income	1,394	122	3,102	1,126
Interest expense	(25,205)	(52,932)	(287,123)	(94,932)
Foreign currency transaction loss	—	—	(106,929)	(57,244)
Other (expense) income	(22)	—	306	—

Total Other Expense, net	(23,833)	(52,810)	(390,644)	(151,050)

LOSS BEFORE INCOME TAXES	(2,403,251)	(710,729)	(5,298,035)	(1,690,570)

INCOME TAXES	—	—	—	—

NET LOSS	$(2,403,251)	$(710,729)	$(5,298,035)	$(1,690,570)

LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(58,581)	—	(177,392)	—

NET LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(2,344,670)	$(710,729)	$(5,120,643)	$(1,690,570)

COMPREHENSIVE LOSS:
NET LOSS	(2,403,251)	(710,729)	(5,298,035)	(1,690,570)
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(94,069)	6,151	(137,438)	(25,973)
COMPREHENSIVE LOSS	$(2,497,320)	$(704,578)	$(5,435,473)	$(1,716,543)
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(58,794)	—	(177,564)	—
COMPREHENSIVE LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(2,438,526)	$(704,578)	$(5,257,909)	$(1,716,543)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS:
Basic and diluted	$(0.03)	$(0.01)	$(0.07)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	72,573,462	64,628,622	71,611,375	63,958,292

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2018	For the Nine Months Ended September 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,298,035)	$(1,690,570)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation and amortization	383,603	58,478
Stock-based compensation expense	2,224,969	602,224
Changes in operating assets and liabilities:
Accounts receivable	(131,357)	—
Accounts receivable - related parties	(226,166)	(91,463)
Tenants receivable	(12,775)	(56,239)
Inventory	(25,876)	—
Prepaid expenses and other current assets	(94,094)	14,151
Security deposit	(710,098)	(30,081)
Accounts payable	18,105	21,600
Accrued liabilities and other payables	454,772	320,505
Accrued liabilities and other payables - related parties	(35,846)	22,990
Deferred rental income	(9,244)	19,914
Interest payable	(87,973)	—
Income taxes payable	—	(21,400)
VAT and other taxes payable	28,207	(9,453)
Tenants’ security deposit	(18,888)	92,288

NET CASH USED IN OPERATING ACTIVITIES	(3,540,696)	(747,056)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(49,949)	(50,994)
Purchase of commercial real estate	—	(7,008,571)
Improvement of commercial real estate	(392,571)	—
Payment for previously acquired business	(200,000)	—

NET CASH USED IN INVESTING ACTIVITIES	(642,520)	(7,059,565)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from loan payable	—	2,100,000
Repayments for loan	(500,000)	—
Proceeds received from related parties’ advance	—	210,000
Repayment for related parties’ advance	—	(500)
Repurchase of common stock	(522,500)	—
Refundable deposit in connection with Share Subscription Agreement	—	3,000,000
Refund for refundable deposit in connection with Share Subscription Agreement	(1,000,000)	—
Proceeds received from equity offering	7,551,013	—
Disbursements for equty offering costs	(486,296)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,042,217	5,309,500

EFFECT OF EXCHANGE RATE ON CASH	(75,895)	(32,246)

NET INCREASE (DECREASE) IN CASH	783,106	(2,529,367)

CASH - beginning of period	3,027,033	2,886,189

CASH - end of period	$3,810,139	$356,822

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$375,096	$—
Income taxes	$—	$21,400

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in connection with Share Subscription Agreement	$—	$300
Acquisition of equipment by decreasing prepayment for long-term assets	$153,381	$—
Equipment acquired on credit as payable	$93,894	$—
Acquisition of real estate by decreasing prepayment for property	$—	$700,000
Common stock issued for future services	$33,235	$—
Refundable deposit exchange for common shares	$2,000,000	$—